                            SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]
--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-2

                                 Diatide, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:
--------------------------------------------------------------------------------

                                 DIATIDE, INC.
                                NINE DELTA DRIVE
                        LONDONDERRY, NEW HAMPSHIRE 03053
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 21, 1997
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Diatide, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 21, 1997 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts (the "Meeting") for the purpose of considering and voting upon the following matters:

     1. To elect three Class I Directors for the ensuing three years;

     2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the current year; and

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     The Board of Directors has fixed the close of business on Thursday, April 10, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1996, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By order of the Board of Directors,

                                          Ronald B. Kinder, Secretary

April 25, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                 DIATIDE, INC.
                                NINE DELTA DRIVE
                        LONDONDERRY, NEW HAMPSHIRE 03053
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 21, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Diatide, Inc. (the "Company") for the Annual Meeting of Stockholders to be held on Wednesday, May 21, 1997 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts and at any adjournments thereof (the "Meeting").

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1996 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 25, 1997. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION OF DANIEL F. HARRINGTON, CHIEF FINANCIAL OFFICER, NINE DELTA DRIVE, LONDONDERRY, NEW HAMPSHIRE 03053. EXHIBITS TO SUCH FORM 10-K WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

VOTING SECURITIES AND VOTES REQUIRED

     On April 10, 1997, the record date for determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 10,460,928 shares of Common Stock of the Company, $.001 par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Meeting.

     The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required for the ratification of the selection of the Company's independent auditors.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of March 15, 1997, regarding the beneficial ownership of shares of the Company's Common Stock by
(i) each person or entity known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and director nominee of the Company, (iii) the Chief Executive Officer and the other executive officers listed in the Summary Compensation Table below (the "Named Executive Officers"), and (iv) the directors and executive officers of the Company as a group.

                                                                      AMOUNT AND NATURE OF
                                                                     BENEFICIAL OWNERSHIP(1)
                                                                     -----------------------
                                                                      NUMBER        PERCENT
                                                                     OF SHARES     OF CLASS
                                                                     ---------     ---------
    5% STOCKHOLDERS
    Funds Managed by Burr, Egan, Deleage & Co......................  1,511,319(2)     14.5%
      One Embarcadaro Center
      Suite 4050
      San Francisco, CA 94111
    Nycomed Imaging AS.............................................  1,500,000        14.4%
      Nycoveien 1-2
      N-0401 Oslo, Norway

    Entities affiliated with DLJ Capital Corporation...............  1,135,952(3)     10.9%
      c/o ML Ventures II, L.P.
      3000 Sand Hill Road
      Building 4, Suite 270
      Menlo Park, CA 94025-7114

    Medical Science Partners Group.................................  1,028,830(4)      9.9%
      20 William Street
      Suite 250
      Wellesley, MA 02181

    Chase Venture Capital Associates, L.P..........................    651,000         6.2%
      380 Madison Avenue
      12th Floor
      New York, NY 10019

    Entities affiliated with Chemicals and Materials Enterprise
      Associates, L.P..............................................    617,895(5)      5.9%
      One Cleveland Center, Suite 2700
      Cleveland, OH 44114

    DIRECTORS AND DIRECTOR NOMINEES(6)
    Gustav Christensen.............................................     27,000(7)     *
    Robert E. Curry................................................  1,135,952(8)     10.9%
    Richard T. Dean................................................    353,674(9)      3.3%
    Jean Deleage...................................................  1,511,319(10)    14.5%
    Hirsch Handmaker...............................................     35,280(11)    *
    Robert S. Lees.................................................    165,487(12)     1.6%
    Joseph F. Lovett...............................................  1,037,670(13)     9.9%
    Donald L. Murfin...............................................    617,895(14)     5.9%
    Daniel L. Peters...............................................  1,500,000(15)    14.4%

    OTHER NAMED EXECUTIVE OFFICERS(6)
    Edward M. Aten.................................................     12,000        *
    Ronald B. Kinder...............................................     50,700(16)    *
    Mark A. Attarian...............................................     36,000        *

    All directors and executive officers as a group (10 persons)...  6,411,697(17)    60.1%

---------------
  * Represents less than 1% of the outstanding shares of Common Stock of the Company.

 (1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual or group has sole or shared voting power or investment power and also any shares which an individual or group has the right to acquire within 60 days after March 15, 1997 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or group named in the table has sole voting and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

 (2) Consists of 1,278,129 shares held by Alta IV Limited Partnership ("Alta IV") and 233,190 shares held by C.V. Sofinnova Partners Five ("C.V. Sofinnova"). Burr, Egan, Deleage & Co. ("Burr, Egan") serves as the investment advisor to Alta IV and C.V. Sofinnova. The respective General Partners of Alta IV and C.V. Sofinnova exercise sole voting and investment power with respect to the shares held by each fund, and the principals of Burr, Egan disclaim beneficial ownership of all shares held by Alta IV and C.V. Sofinnova, except as to their pecuniary interests therein.

 (3) Consists of 809,704 shares held by ML Venture Partners II, L.P. ("ML Ventures"), 281,647 shares held by Sprout Capital VI, L.P. ("Sprout Capital") and 44,601 shares held by DLJ Capital Corporation ("DLJ Capital"). These entities are affiliates under common control.

 (4) Consists of 919,089 shares held by Medical Science Partners, L.P. ("MSP"), 96,154 shares held by Medical Science Partners II, L.P. ("MSP II") and 13,587 shares held by Medical Science II Co-Investment L.P. ("MS Co-Investment"). MSP, MSP II and MS Co-Investment are affiliates under common control.

 (5) Consists of 257,456 shares held by Chemical and Materials Enterprise Associates, L.P. ("CMEA") and 360,439 shares held by New Enterprise Associates V, L.P. ("NEA"), which are affiliated funds whose General Partners have overlapping General Partners. The respective General Partners of CMEA and NEA exercise sole voting and investment power with respect to the shares held by each fund.

 (6) The address for each of the directors, director nominees and Named Executive Officers is c/o Diatide, Inc., Nine Delta Drive, Londonderry, New Hampshire 03053.

 (7) Includes 4,800 shares subject to outstanding stock options held by Mr. Christensen, which are exercisable within the 60-day period following March 15, 1997 and 7,200 shares held by Commonwealth BioVentures, Inc. Profit Sharing Plan in an account of which Mr. Christensen is the beneficiary.

 (8) Consists of 809,704 shares held by ML Ventures, 281,647 shares held by Sprout Capital and 44,601 shares held by DLJ Capital. Dr. Curry is a General Partner of Sprout Group, a division of DLJ Capital. ML Ventures is an affiliate of Sprout Capital, and Dr. Curry may be considered a beneficial owner of the shares beneficially owned by ML Ventures, Sprout Capital and DLJ Capital, although Dr. Curry disclaims beneficial ownership of such shares, except as to his pecuniary interests therein.

 (9) Includes 173,287 shares subject to outstanding stock options held by Dr. Dean, which are exercisable within the 60-day period following March 15, 1997.

(10) Consists of 1,278,129 shares held by Alta IV and 233,190 shares held by C.V. Sofinnova. Dr. Deleage is a Vice President of Burr, Egan, the investment advisor to Alta IV and C.V. Sofinnova, and a general partner of Alta IV Management Partners, L.P., the general partner of Alta IV, and may be considered a beneficial owner of the shares beneficially owned by Alta IV and C.V. Sofinnova, although Dr. Deleage disclaims beneficial ownership of such shares, except as to his pecuniary interests therein.

(11) Consists of 34,200 shares held by Healthcare Technology Group, an entity of which Dr. Handmaker is the principal, and 1,080 shares subject to outstanding stock options held by Dr. Handmaker, which are exercisable with the 60-day period following March 15, 1997.

(12) Includes 2,400 shares subject to outstanding stock options held by Dr. Lees, which are exercisable within the 60-day period following March 15, 1997.

(13) Includes 919,089 shares held by MSP, 96,154 shares held by MSP II and 13,587 shares held by MS Co-Investment. Mr. Lovett is a General Partner of the general partner of MSP, MSP II and MS Co-Investment and may be considered a beneficial owner of the shares beneficially owned by such entities, although Mr. Lovett disclaims beneficial ownership of such shares, except as to his pecuniary interests therein.

(14) Consists of 257,456 shares held by CMEA and 360,439 shares held by NEA. Mr. Murfin is a general partner of CMEA and a Special Partner of NEA and may be considered a beneficial owner of the shares beneficially owned by CMEA and NEA, although Mr. Murfin disclaims beneficial ownership of such shares, except as to his pecuniary interests therein.

(15) Consists of 1,500,000 shares held by Nycomed Imaging AS ("Nycomed"). Mr. Peters is the President and a director of Nycomed Inc., a subsidiary of Nycomed ASA, Nycomed's parent company, and may be considered a beneficial owner of the shares beneficially owned by Nycomed, although Mr. Peters disclaims beneficial ownership of such shares.

(16) Includes 49,200 shares subject to outstanding stock options held by Mr. Kinder, which are exercisable within the 60-day period following March 15, 1997.

(17) See Notes (7) through (10) and (12) through (16) above.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company currently has a classified Board of Directors consisting of two Class I Directors, three Class II Directors, and three Class III Directors. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring. The Class II Directors will be elected at the 1998 Annual Meeting for a three-year term expiring at the 2001 Annual Meeting; and the Class III Directors will be elected at the 1999 Annual Meeting for a three-year term expiring at the 2002 Annual Meeting.

     The persons named in the enclosed proxy will vote to elect, as Class I Directors, Gustav A. Christensen, Hirsch Handmaker and Donald L. Murfin, the three director nominees named below, unless the proxy is marked otherwise. Messrs. Christensen and Murfin are currently directors of the Company. In April 1997, the Board of Directors nominated Dr. Handmaker for election as a Class I director.

     Each Class I director will be elected to hold office until the annual meeting of stockholders to be held in 2000 and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

     Set forth below are the name and age of each member of the Board of Directors, including those who are nominees for election as Class I Directors, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company.

                                                             PRINCIPAL OCCUPATION, OTHER
                                       DIRECTOR         BUSINESS EXPERIENCE DURING PAST FIVE
             NAME                AGE    SINCE               YEARS AND OTHER DIRECTORSHIPS
-------------------------------  ---   --------   -------------------------------------------------
NOMINEES FOR TERMS EXPIRING
IN 1997 (CLASS I DIRECTORS)
Gustav A. Christensen..........  49      1990     Chairman of the Board of Directors of Alpha-Beta
                                                  Technologies, Inc., a biotechnology company,
                                                  since 1991. From 1988 to 1990, President and
                                                  Chief Executive Officer of Immulogic
                                                  Pharmaceutical Corporation, a biotechnology
                                                  company, and from 1983 to 1988, Senior Vice
                                                  President of Commercial Affairs and Vice
                                                  President of Marketing and Business Development
                                                  for Genetics Institute, Inc., a biotechnology
                                                  company.

Hirsch Handmaker, M.D..........  56      --       Executive Director of the Arizona Institute of
                                                  Nuclear Medicine (the "Arizona Institute") and
                                                  Medical Director of Papago Imaging, a medical
                                                  imaging company, since 1994. From 1972 to 1994,
                                                  Director of Nuclear Medicine at the Children's
                                                  Hospital of San Francisco and its successor, the
                                                  California Pacific Medical Center. From 1983 to
                                                  1987, President and Chairman of Diagnostic
                                                  Networks, Inc., a healthcare company. From 1974
                                                  to 1982, President and Chairman of RadPharm,
                                                  Inc., a healthcare company subsequently sold to
                                                  Mallinckrodt, Inc., a healthcare products and
                                                  specialty chemicals company ("Mallinckrodt").
                                                  Diplomate of the American Boards of Radiology and
                                                  Nuclear Medicine and a Fellow of the American
                                                  College of Nuclear Physicians.

Donald L. Murfin...............  53      1993     General Partner of Chemicals and Materials
                                                  Enterprise Associates, L.P., a venture capital
                                                  firm affiliated with New Enterprise Associates V,
                                                  L.P., of which he is a Special Partner, since
                                                  1989. From 1979 to 1988, President and a Director
                                                  of Lubrizol Enterprises, Inc., a venture develop-
                                                  ment company, and from 1985 to 1988, Vice
                                                  President of The Lubrizol Corporation, its parent
                                                  company. Trustee of the Edison Biotechnology
                                                  Center and member of the Board of Directors of
                                                  Genentech, Inc.

DIRECTORS WHOSE TERMS EXPIRE
IN 1998 (CLASS II DIRECTORS)
Robert E. Curry, Ph.D..........  50      1992     General Partner of the Sprout Group, a venture
                                                  capital firm, since 1991. From 1984 to 1991,
                                                  served in a variety of positions at Merrill Lynch
                                                  R&D Management Inc. and Merrill Lynch Venture
                                                  Capital, Inc., most recently as General Partner
                                                  and President of ML Venture Partners II, L.P., a
                                                  venture capital firm and as General Partner and
                                                  President of ML Technology Ventures. Member of
                                                  the Board of Directors of Biocircuits, Corp.,
                                                  Connective Therapeutics, Inc., and Photon
                                                  Technology International, Inc.

Jean Deleage, Ph.D.............  56      1990     Managing General Partner of Burr, Egan, Deleage &
                                                  Co., a venture capital firm, since 1979. Member
                                                  of the Board of Directors of DepoTech
                                                  Corporation, OraVax, Inc., Flamel Technologies
                                                  S.A., Genset S.A., and JTS Corporation.

                                                             PRINCIPAL OCCUPATION, OTHER
                                       DIRECTOR         BUSINESS EXPERIENCE DURING PAST FIVE
             NAME                AGE    SINCE               YEARS AND OTHER DIRECTORSHIPS
-------------------------------  ---   --------   -------------------------------------------------
Joseph F. Lovett...............  48      1990     General Partner of Medical Science Ventures,
                                                  L.P., the general partner of Medical Science
                                                  Partners, L.P., a venture capital firm, since
                                                  1988. From 1985 to 1988, Senior Vice President of
                                                  Damon Biotech, a biotechnology company. From 1980
                                                  to 1985, served in a variety of positions at
                                                  Mallinckrodt, most recently as Vice President and
                                                  General Manager of in vivo imaging.

DIRECTORS WHOSE TERMS EXPIRE
IN 1999 (CLASS III DIRECTORS)
Richard T. Dean, Ph.D..........  49      1990     President, Chief Executive Officer and a Director
                                                  since April 1990, and a founder of the Company.
                                                  Director of Radiopharmaceutical Research and
                                                  Development at Centocor, Inc., a pharmaceutical
                                                  company from 1986 to 1990. From 1981 to 1986,
                                                  served in a variety of positions at Mallinckrodt,
                                                  most recently as Associate Director, Diagnostic
                                                  Chemistry Research and Development.

Robert S. Lees, M.D............  62      1990     A founder of the Company. Professor of Health
                                                  Sciences and Technology in the
                                                  Harvard-Massachusetts Institute of Technology
                                                  Division of Health Sciences and Technology since
                                                  1988 and President of the Boston Heart Foundation
                                                  since 1985. Director and founder of the
                                                  Arteriosclerosis Center at the Massachusetts
                                                  Institute of Technology ("MIT") since 1973.
                                                  Professor at MIT since 1968 and Harvard
                                                  University since 1988.

Daniel L. Peters...............  45      1996     President and a Director of Nycomed Inc., a
                                                  diagnostic imaging contrast agent company, since
                                                  October 1994. From 1991 to 1994, served in a
                                                  variety of positions at Sanofi-Winthrop, a
                                                  pharmaceutical management company, most recently
                                                  as President.

     For information relating to shares of Common Stock beneficially owned by each of the directors, see "Security Ownership of Certain Beneficial Owners and Management."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by such person with respect to the Company.

     Based solely on its review of copies of reports filed by reporting persons pursuant to Section 16(a) of the Exchange Act, or written representations from reporting persons that no Form 5 filing was required for such person, the Company believes that, during 1996, all filings required to be made by reporting persons of the Company were timely made in accordance with the requirements of the Exchange Act, other than a filing by Richard T. Dean with respect to a sale transaction, a filing by Daniel F. Harrington with respect to a stock option grant, and filings by Joseph F. Lovett and Medical Science Partners, L.P., with respect to the exercise of warrants, which were not made on a timely basis.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met six times (including by telephone conference and by written consent) during 1996. All directors attended at least 75% of the meetings of the Board of Directors and the meetings of the committees on which they served.

     The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company, establishes and approves salaries and incentive compensation for certain senior officers and employees and administers and grants stock options pursuant to the Company's stock option plans. The Compensation Committee held one meeting during 1996. The members of the Compensation Committee are Dr. Curry, Mr. Lovett and Mr. Peters.

     The Board of Directors has an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee held two meetings during 1996. The members of the Audit Committee are Messrs. Christensen and Murfin and Dr. Deleage.

     The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

COMPENSATION OF DIRECTORS

     Each non-employee director is paid $1,500 for personal or telephonic attendance at a Board or committee meeting. Other directors are not entitled to compensation in their capacities as directors. All of the directors are reimbursed for their expenses incurred in connection with their attendance at Board and committee meetings.

     In addition, Dr. Lees received approximately $40,000 in compensation in the year ended December 31, 1996 in connection with the provision of certain consulting services to the Company.

     In January 1996, the Company adopted the 1996 Director Stock Option Plan (the "Director Plan"). Under the terms of the Director Plan, options to purchase 5,000 shares of Common Stock were granted to each director of the Company other than Dr. Dean as of June 12, 1996 at an exercise price of $8.50 per share. The Director Plan also provides that options to purchase 5,000 shares of Common Stock will be granted to each new director upon his or her initial election to the Board of Directors. Upon the election of Mr. Daniel L. Peters to the Board of Directors on December 18, 1996, Mr. Peters was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $7.125 per share. Annual options to purchase 2,500 shares of Common Stock will be granted to each eligible director on May 1 of each year commencing in 1997. All options will vest on the first anniversary of the date of grant; provided, that the exercisability of these options will be accelerated upon the occurrence of a change in control of the Company (as defined in the Director Plan). A total of 250,000 shares of Common Stock may be issued upon the exercise of stock options granted under the Director Plan. The exercise price of options granted under the Director Plan will equal the closing price of the Common Stock on the date of grant.

COMPENSATION OF EXECUTIVE OFFICERS

  Summary Compensation Table

     The following table sets forth the compensation for the fiscal years ended December 31, 1996 ("fiscal 1996") and December 31, 1995 for the Company's Chief Executive Officer and the Company's three other most highly compensated executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 in fiscal 1996 (the Chief Executive Officer and such other executive officers are hereinafter referred to as the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                              ANNUAL COMPENSATION          ------------
                                       ---------------------------------    SECURITIES
                                                            OTHER ANNUAL    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION(1)          SALARY     BONUS    COMPENSATION     OPTIONS      COMPENSATION(2)
------------------------------         --------   -------   ------------   ------------   ---------------
Richard T. Dean...............  1996   $207,500   $40,000      $4,998(3)          --          $ 1,000
  President, Chief Executive    1995    197,125    47,125       7,033(3)      60,000              957
     Officer and Treasurer
Edward M. Aten................  1996    163,625        --      57,438(4)          --               --
  Vice President of Medical     1995    170,000        --          --         60,000               --
     Affairs
Ronald B. Kinder..............  1996    152,607        --         650(3)          --            2,289
  Executive Vice President and  1995    144,930        --         600(3)      15,000            2,210
     Chief Operating Officer
Mark A. Attarian(5)...........  1996    125,721        --         166(3)          --            1,886
  Former Chief Financial        1995    125,000        --         312(3)           0            1,875
     Officer

---------------
(1) In accordance with the rules of the SEC, this table and the stock option exercise table which follows present information concerning the Company's CEO and its other most highly compensated executive officers whose total annual salary and bonus exceed $100,000 (determined by reference to total annual salary and bonus earned by such officers) for fiscal 1996. Daniel F. Harrington, who joined the Company as Chief Financial Officer in December 1996, currently receives an annual salary of $165,000 and would have been included in this table if he had served in such position during all of fiscal 1996. On December 16, 1996, pursuant to the Company's 1992 Stock Option Plan, Mr. Harrington was granted incentive and non-statutory stock options to purchase an aggregate of 100,000 shares of Common Stock at an exercise price of $7.0625 per share. These stock options are currently exercisable with respect to 20,000 of the shares covered thereby and will become exercisable with respect to the balance of the shares covered thereby in five equal annual installments, in arrears, commencing on December 16, 1997. The exercisability of these stock options may be accelerated in the event of a change in control of the Company.

(2) Represents amounts contributed by the Company pursuant to its 401(k) Plan.

(3) Represents the dollar value of insurance premiums paid by the Company with respect to life insurance for the benefit of the Named Executive Officers.

(4) Represents amount paid by the Company for relocation costs, including related tax adjustments.

(5) Mr. Attarian resigned as Chief Financial Officer of the Company in September 1996.

  Employment Agreement

     The Company is a party to an employment agreement with Dr. Dean for the period commencing April 2, 1990 and ending April 2, 1998, subject to automatic extension for additional one-year periods unless either Dr. Dean or the Company provides written notice to the contrary to the other party at least six months prior to the expiration of the employment period. Under this agreement, Dr. Dean is currently entitled to receive an annual base salary of $200,000, as it may be adjusted in the discretion of the Board of Directors or as a result of changes in the U.S. Consumer Price Index, and an annual cash bonus equal to up to 25% of his annual base salary based on the attainment of management objectives determined by the Board of Directors in its sole discretion. In the event Dr. Dean's employment is terminated (i) by the Company without cause, (ii) due to nonrenewal of the employment agreement by the Company or (iii) by Dr. Dean following a change in control of the Company or the significant diminution in his authority or responsibility, he will continue to receive his annual base salary during the one-year period commencing on the date of termination. In the event of a change in control of the Company (as defined in his option agreements), all outstanding unvested options held by Dr. Dean will become immediately vested.

     The Company has also entered into a registration rights agreement with Dr. Dean that provides that in the event the Company proposes to register any of its securities under the Securities Act of 1933, as amended, at any time, with certain exceptions, Dr. Dean shall be entitled to include the shares of Common Stock held by him in such registration, subject to the right of the managing underwriter of any underwritten offering to exclude from such registration for marketing reasons some or all of such shares.

  Option Grants Table

     The Company did not grant any stock options to any of the Named Executive Officers in fiscal 1996.

  Aggregated Option Exercises and Year-End Option Table

     The following table sets forth certain information regarding each exercise of a stock option during fiscal 1996 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 1996.

                      AGGREGATED OPTION EXERCISES IN LAST
                        FISCAL YEAR AND FISCAL YEAR-END
                                 OPTION VALUES

                         NUMBER OF
                          SHARES                   NUMBER OF SHARES UNDERLYING     VALUE OF UNEXERCISED OPTIONS
                        ACQUIRED ON    VALUE       OPTIONS AT FISCAL YEAR-END          AT FISCAL YEAR-END(1)
         NAME            EXERCISE     REALIZED      EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
----------------------  -----------   --------     ---------------------------     -----------------------------
Richard T. Dean.......      5,400     $ 34,538(2)         166,687/48,000                $ 1,129,884/310,000
Edward M. Aten........         --           --                  0/60,000                          0/327,500
Ronald B. Kinder......         --           --             31,800/55,200                $   212,575/367,300
Mark A. Attarian......     36,000      228,000(3)                    0/0                                0/0

---------------
(1) The closing price for the Common Stock as reported by the Nasdaq National Market (the "NNM") on December 31, 1996 (the last day of trading in 1996) was $7.125. Value is calculated on the basis of the difference between the option exercise price and $7.125, multiplied by the number of shares of Common Stock underlying the option.

(2) Value realized is calculated on the basis of the difference between the option exercise price ($0.67) and the closing price for the Common Stock as reported by the NNM on December 16, 1996 ($7.06), the date of exercise, multiplied by the number of shares of Common Stock acquired upon exercise.

(3) Value realized is calculated on the basis of the difference between the option exercise price ($0.42) and the closing price for the Common Stock as reported by the NNM on September 3, 1996 ($6.75), the date of exercise, multiplied by the number of shares of Common Stock acquired upon exercise.

  REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors is responsible for establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table, and setting the compensation for these individuals.

     The Compensation Committee seeks to achieve three broad goals in connection with the Company's executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of business objectives of the Company and/or the individual executive's particular area of responsibility. By tying compensation in part to achievement, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives. Finally, the Company's executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company's executives with the performance of the Company's Common Stock.

     The compensation programs for the Company's executives established by the Compensation Committee consist principally of two elements based upon the foregoing objectives: base salary and a stock-based equity incentive in the form of participation in the Company's stock option plans.

     In establishing base salaries for the executive officers, including the Chief Executive Officer, the Compensation Committee monitors salaries at other companies, particularly those that are in the same industry as the Company or related industries and/or located in the same general geographic area as the Company, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other executives at the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company's financial performance and the individual's performance. In 1996, Dr. Dean's base salary was as specified in his Employment Agreement with the Company.

     The Compensation Committee uses stock options as a significant element of the compensation package of the Company's executive officers, including the Chief Executive Officer, because they provide an incentive to executives to maximize stockholder value and because they reward the executives only to the extent that stockholders also benefit. It is not the policy of the Compensation Committee, however, to grant stock options to executives annually, and the timing of such grants depends upon a number of factors, including new hires of executives, the executives' current stock and option holdings and such other factors as the Compensation Committee deems relevant. In 1996, after reviewing the Company's executive officers' stock and option holdings, the Compensation Committee determined not to grant any stock options to the Company's executive officers. When granting stock options, it has generally been the policy of the Compensation Committee to fix the exercise price of such options at 100% of the fair market value of the Common Stock on the date of grant.

     In addition to base salary and stock options, the Compensation Committee also considers the payment of cash bonuses as part of its compensation program. In this regard, the Compensation Committee determined to pay a cash bonus of $40,000 to Dr. Dean for 1996. This bonus, which was consistent with bonuses previously paid to Dr. Dean, was paid in recognition of Dr. Dean's leadership of the Company in attaining its 1996 performance goals, including the completion of its initial public offering and other accomplishments in areas such as product development and enhancement of the Company's patent position.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In this regard, the Company has limited the number of shares subject to stock options which may be granted to Company employees in a manner that complies with the performance-based requirements of Section 162(m). Based on the compensation awarded to Dr. Dean and the other executive officers of the Company, it does not appear that the Section 162(m) limitation will have a significant impact on the Company in the near term. While the Committee does not currently intend to qualify its incentive awards as a performance-based plan, it will continue to monitor the impact of Section 162(m) on the Company.

                                          COMPENSATION COMMITTEE

                                          Robert E. Curry

                                          Joseph F. Lovett

                                          Daniel L. Peters

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Company's Compensation Committee are Dr. Curry, Mr. Lovett and Mr. Peters. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

     Since January 1, 1996, the Company has entered into or engaged in certain transactions with Nycomed, an entity of which Mr. Peters is an affiliate, and with the Medical Science Partners Group, entities of which Mr. Lovett is an affiliate. See "Certain Relationships and Related Transactions."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since January 1, 1996, the Company has entered into or engaged in the following transactions with the following directors, director nominees, executive officers and stockholders who beneficially own more than 5% of the outstanding Common Stock of the Company ("5% Stockholders"), and affiliates of such directors, director nominees, officers and 5% Stockholders.

     In August 1995, the Company and Nycomed entered into a strategic alliance relating to the Company's radiolabelled peptide imaging products ("Techtides"). The strategic alliance contemplates research and development support and a marketing collaboration. Under the strategic alliance, the Company granted Nycomed options to co-promote Techtides in the United States and to distribute and license Techtides in Europe, South Africa and certain countries in the Middle East. In May 1996, Nycomed exercised its co-promotion and licensing options with respect to the Company's P829 Techtide. During the year ended December 31, 1996, Nycomed paid to the Company an aggregate of $2,500,000 under its collaborative agreements with Nycomed as research and development support and option exercise payments.

     In September 1995, the Company entered into a Clinical Services Agreement with Certus International, Inc. ("Certus"), an affiliate of Dr. Aten, pursuant to which Certus agreed to supervise the Company's clinical trials of P829. Under this agreement, the Company agreed to pay Certus up to a total of $629,000 upon the achievement of certain milestones in connection with the clinical trials and a bonus depending on how promptly such milestones are achieved. In February 1996, the Company entered into a Data Management Agreement with Certus pursuant to which Certus agreed to provide data management services with respect to the Company's clinical trials of its P280 Techtide. Under the terms of this agreement, the Company agreed to pay Certus up to a total of $364,800 upon the achievement of certain milestones in connection with the data management. In April 1996, the Company entered into a second Clinical Services Agreement with Certus pursuant to which Certus agreed to supervise and provide data management services with respect to the Company's clinical trials of Sn-117m DTPA. Under the terms of this agreement, the Company agreed to pay Certus up to $1,780,500 upon the achievement of certain milestones in connection with the clinical trials. This agreement was amended in January 1997 to reduce the scope of services to be performed by Certus. The Company has also retained Certus to perform certain other consulting services, including review of clinical trial protocols and clinical trial data management, in connection with certain of the Company's other clinical trials. During fiscal 1996, the Company paid to Certus a total of $1,034,902 under these agreements.

     In November 1996, the Company issued an aggregate of 49,089 shares of its Common Stock to certain members of the Medical Science Partners Group and an aggregate of 49,089 shares of its Common Stock to certain funds managed by Burr, Egan, Deleage & Co. upon the exercise of warrants issued to such entities in 1991 in connection with a bridge financing of the Company. Such warrants were exercised at a purchase price of $3.33 per share.

     The Company is a party to a number of clinical trial agreements with the Arizona Institute, an organization for which Dr. Handmaker serves as Executive Director, each of which provides for the Arizona Institute to act as a site for clinical trials of the Company's products and provides that Dr. Handmaker will serve as principal investigator in connection with the conduct of the clinical trials at the site. During fiscal 1996, the Company paid to the Arizona Institute a total of $134,400 under those agreements. During fiscal 1996, the Company also paid Healthcare Technology Group, an entity of which Dr. Handmaker is the principal, a total of $48,214 pursuant to a consulting agreement between Healthcare Technology Group and the Company, and on January 3, 1997 granted Healthcare Technology Group options under the Company's 1992 Stock Option Plan to purchase 30,000 shares of Common Stock at an exercise price of $7.375 per share. Such options will become exercisable in five equal annual installments in arrears commencing on January 3, 1998.

     For a description of the employment arrangements between the Company and its Chief Executive Officer, see "Compensation of Executive Officers" above. For a description of stock options granted to, and other compensation paid to, directors of the Company, see "Compensation of Directors" above.

     The Company believes that the terms of the transactions described above were no less favorable than the Company could have obtained from unaffiliated third parties.

STOCK PERFORMANCE GRAPH

     The stock performance graph below compares the cumulative stockholder return on the Common Stock of the Company for the period from June 12, 1996 (the date of the Company's initial public offering) through December 31, 1996 with the cumulative total return on (i) the S&P 500 Index and (ii) the Nasdaq Pharmaceutical Index (the "Nasdaq Index"). This graph assumes the investment of $100 in the Company's Common Stock (at the initial public offering price), the S&P 500 Index and the Nasdaq Index on June 12, 1996 and assumes dividends are reinvested. Prior to June 12, 1996, the Company's Common Stock was not registered under the Exchange Act.

      COMPARATIVE TOTAL RETURNS DIATIDE, INC., S&P 500 INDEX, NASDAQ INDEX

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)            DIATIDE, INC.       S&P 500 INDEX       NASDAQ INDEX
6/12/96                                         100.00              100.00              100.00
12/31/96                                         83.82              112.11               90.08

      PROPOSAL 2 -- RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as auditors of the Company for the year ending December 31, 1997, subject to ratification by stockholders at the Meeting. If the stockholders do not ratify the selection of Ernst & Young LLP, the Board of Directors will reconsider the matter. A representative of Ernst & Young LLP, which served as auditors for the year ended December 31, 1996, is expected to be present at the Meeting, to respond to appropriate questions, and to make a statement if he or she so desires.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Any proposal that a stockholder intends to present at the 1998 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, Nine Delta Drive, Londonderry, New Hampshire 03053, no later than December 24, 1997 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

     The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                          By Order of the Board of Directors,

                                          Ronald B. Kinder, Secretary

April 25, 1997

                                  DETACH HERE


                                 DIATIDE, INC.

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 21, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 OF THE COMPANY
P
          The undersigned, revoking all prior proxies, hereby appoint(s) Richard
     T. Dean, Daniel F. Harrington and Ronald B. Kinder, and each or any of
R them, as proxies of the undersigned (with full power of substitution in them and each of them) to attend and represent the undersigned at the Annual Meeting of Stockholders of Diatide, Inc. (the "Company") to be held
O at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Wednesday, May 21, 1997 at 10:00 a.m. (local time), and any adjourned sessions thereof, and there to act and vote, as indicated, upon
X all matters referred to on the reverse side and described in the proxy statement relating to the Meeting, all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with
Y all powers the undersigned would possess, if personally present at the Meeting and at any adjourned sessions thereof. Each of the following matters is being proposed by the Board of Directors of the Company. All capitalized terms used in this proxy and not defined herein shall have the meaning ascribed them in the proxy statement relating to the Meeting.

          IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

                                                                -------------
                                                                 SEE REVERSE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SIDE
                                                                -------------

                                  DETACH HERE

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED BELOW, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.


                                                                                                      FOR      AGAINST     ABSTAIN
1. Election of Class 1 Directors.                    2. Ratification of the selection of Ernst        [ ]        [ ]         [ ]
                                                        & Young LLP as the Company's
NOMINEES: Gustav A. Christensen, Donald L. Murfin,      independent auditors for the current year.
          and Hirsch Handmaker

                FOR        WITHHELD
                [ ]          [ ]                                     MARK HERE
                                                                    FOR ADDRESS  [ ]
                                                                    CHANGE AND
[ ]                                                                NOTE AT RIGHT
   --------------------------------------------
   (INSTRUCTION: TO WITHHOLD AUTHORITY TO
   VOTE FOR ANY INDIVIDUAL NOMINEE, MARK             Attendance of the undersigned at the Meeting or at any adjourned
   THIS BOX AND PRINT THE NOMINEE(S) NAME(S)         session thereof will not be deemed to revoke this proxy unless the
   ON THE LINE PROVIDED ABOVE. YOUR SHARES           undersigned shall affirmatively indicate thereat the intention of the
   WILL BE VOTED FOR THE REMAINING NOMINEE(S).)      undersigned to vote said shares in person. If the undersigned hold(s)
                                                     any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

                                                     PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE
                                                     ENCLOSED POST-PAID RETURN ENVELOPE.

                                                     Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally.


Signature:                                    Date:             Signature:                                    Date:
          ------------------------------------     -------------          ------------------------------------     -------------
